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                                                                      EXHIBIT 21


                    PRINCIPAL SUBSIDIARIES OF THE REGISTRANT
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
                                                   State or Other Jurisdiction
                                                      of Incorporation or
           Name of subsidiary                             Organization
-----------------------------------------------    -----------------------------
Activision Australia Pty Ltd.                            Australia

Activision B.V.                                          Netherlands

Activision Deutschland GmbH                              Germany

Activision GmbH                                          Germany

Activision Illinois, Inc.                                Illinois

Activision New York, Inc.                                New York

Activision Productions, Inc.                             Delaware

Activision Texas, Inc.                                   Texas

Activision U.K. Ltd.                                     United Kingdom

CD Contact Data GmbH                                     Germany

CD Contact Data BV                                       Netherlands

CentreSoft Limited                                       United Kingdom

CentreSoft France SARL                                   France

Combined Distribution (Holdings) Ltd.                    United Kingdom

Contact Data Belgium N.V.                                Belgium

The Disc Company International, Inc.                     U.S. Virgin Islands

ES International, Inc.                                   U.S. Virgin Islands

Expert Software, Inc.                                    Delaware

Head Games Publishing, Inc.                              Minnesota

Jotaphoenicis Beteiligungs GmbH                          Germany

Kappaphoenicis Beteiligungs GmbH                         Germany

NBG EDV Handels und Verlags GmbH & Co. KG                Germany

PDQ Ltd.                                                 United Kingdom

Raven Software Corporation                               Wisconsin

Swfte International, Ltd.                                Delaware

Target Software Vertriebs GmbH                           Germany

TDC Group, Inc.                                          Delaware

Ton-Und Studiotechnick GmbH                              Germany
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                                     F-25